Exhibit 10.32
                              Suburban Lodges, Inc.

A deed to secure debt and security agreement, mortgage, deed of trust or similar instrument with Finova Realty Capital Inc. with substantially the same terms as
Exhibit 10.24 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 for each of the following properties are not being separately filed:

    PROPERTY NAME                        ADDRESS                       CITY, STATE
Group 6

Suburban Lodge - Hazlewood              9067 Dunn Road                 Hazelwood, MO
Suburban Lodge - St. Charles            1769 Fairlane Dr.              St. Charles, MO
Suburban Lodge - East Indianapolis      2301 Post Dr.                  Indianapolis, IN
Suburban Lodge - Newport News           12015 Jefferson Ave.           Newport News, VA
Suburban Lodge - Jackson, Miss.         5731 I-55 N                    Jackson, MS